Exhibit 11

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE	(Unaudited)			(Unaudited)
FROM CONTINUING OPERATIONS	Three Months Ended			Three Months Ended
	December 31, 2006			December 31, 2005

(Amounts in Thousands, Except for per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share from Continuing Operations:
Dividends Declared	$ 1,944	$ 4,287	$ 6,231	$ 2,020	$ 3,983	$ 6,003
Undistributed Earnings	607	1,322	1,929	403	750	1,153

Income from Continuing Operations	$ 2,551	$ 5,609	$ 8,160	$ 2,423	$ 4,733	$ 7,156

Average Basic Shares Outstanding	12,144	26,478	38,622	13,352	24,851	38,203

Basic Earnings Per Share from Continuing Operations	$0.21	$0.21		$0.18	$0.19

Diluted Earnings Per Share from Continuing Operations:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 1,971	$ 4,342	$ 6,313	$ 2,040	$ 3,985	$ 6,025
Undistributed Earnings	587	1,260	1,847	398	733	1,131

Income from Continuing Operations	$ 2,558	$ 5,602	$ 8,160	$ 2,438	$ 4,718	$ 7,156

Average Diluted Shares Outstanding	12,507	26,872	39,379	13,482	24,861	38,343

Diluted Earnings Per Share from Continuing Operations	$0.20	$0.21		$0.18	$0.19

Reconciliation of Basic and Diluted EPS from Continuing Operations Calculations:
Income from Continuing Operations Used for Basic EPS Calculation	$ 2,551	$ 5,609	$ 8,160	$ 2,423	$ 4,733	$ 7,156

Assumed Dividends Payable on Dilutive Shares:
Stock options	--	52	52	--	--	--
Performance share awards	27	3	30	20	2	22

Reduction of Undistributed Earnings - allocated based on Class A and Class B shares	(20)	(62)	(82)	(5)	(17)	(22)

Income from Continuing Operations Used for Diluted EPS Calculation	$ 2,558	$ 5,602	$ 8,160	$ 2,438	$ 4,718	$ 7,156

Average Shares Outstanding for Basic EPS Calculation	12,144	26,478	38,622	13,352	24,851	38,203

Dilutive Effect of Average Outstanding:
Stock options	--	319	319	--	--	--
Performance share awards	178	17	195	130	10	140
Restricted share units	185	58	243	--	--	--

Average Shares Outstanding for Diluted EPS Calculation	12,507	26,872	39,379	13,482	24,861	38,343

EARNINGS PER SHARE	(Unaudited)			(Unaudited)
FROM CONTINUING OPERATIONS	Six Months Ended			Six Months Ended
	December 31, 2006			December 31, 2005

(Amounts in Thousands, Except for per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share from Continuing Operations:
Dividends Declared	$ 3,930	$ 8,448	$ 12,378	$ 4,178	$ 7,958	$ 12,136
Undistributed Earnings (Loss)	659	1,406	2,065	(943)	(1,742)	(2,685)

Income from Continuing Operations	$ 4,589	$ 9,854	$ 14,443	$ 3,235	$ 6,216	$ 9,451

Average Basic Shares Outstanding	12,270	26,185	38,455	13,418	24,766	38,184

Basic Earnings Per Share from Continuing Operations	$0.37	$0.38		$0.24	$0.25

Diluted Earnings Per Share from Continuing Operations:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 3,980	$ 8,548	$ 12,528	$ 4,214	$ 7,961	$ 12,175
Undistributed Earnings (Loss)	618	1,297	1,915	(962)	(1,762)	(2,724)

Income from Continuing Operations	$ 4,598	$ 9,845	$ 14,443	$ 3,252	$ 6,199	$ 9,451

Average Diluted Shares Outstanding	12,604	26,549	39,153	13,534	24,775	38,309

Diluted Earnings Per Share from Continuing Operations	$0.36	$0.37		$0.24	$0.25

Reconciliation of Basic and Diluted EPS from Continuing Operations Calculations:
Income from Continuing Operations Used for Basic EPS Calculation	$ 4,589	$ 9,854	$ 14,443	$ 3,235	$ 6,216	$ 9,451

Assumed Dividends Payable on Dilutive Shares:
Stock options	--	95	95	--	--	--
Performance share awards	50	5	55	36	3	39

Reduction of Undistributed Earnings - allocated based on Class A and Class B shares	(41)	(109)	(150)	(19)	(20)	(39)

Income from Continuing Operations Used for Diluted EPS Calculation	$ 4,598	$ 9,845	$ 14,443	$ 3,252	$ 6,199	$ 9,451

Average Shares Outstanding for Basic EPS Calculation	12,270	26,185	38,455	13,418	24,766	38,184

Dilutive Effect of Average Outstanding:
Stock options	--	294	294	--	--	--
Performance share awards	162	17	179	116	9	125
Restricted share units	172	53	225	--	--	--

Average Shares Outstanding for Diluted EPS Calculation	12,604	26,549	39,153	13,534	24,775	38,309

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

LOSS PER SHARE	(Unaudited)	(Unaudited)
FROM DISCONTINUED OPERATIONS	Three Months Ended	Three Months Ended
	December 31, 2006	December 31, 2005

Basic:
Class A	($0.02)	($0.08)
Class B	($0.02)	($0.08)
Diluted:
Class A	($0.02)	($0.08)
Class B	($0.03)	($0.08)

	(Unaudited)	(Unaudited)
	Six Months Ended	Six Months Ended
	December 31, 2006	December 31, 2005

Basic:
Class A	($0.09)	($0.32)
Class B	($0.10)	($0.32)
Diluted:
Class A	($0.09)	($0.32)
Class B	($0.09)	($0.32)

EARNINGS PER SHARE	(Unaudited)	(Unaudited)
FROM CUMULATIVE EFFECT OF CHANGE	Three Months Ended	Three Months Ended
IN ACCOUNTING PRINCIPLE	December 31, 2006	December 31, 2005

Basic:
Class A	$0.00	$0.00
Class B	$0.00	$0.00
Diluted:
Class A	$0.00	$0.00
Class B	$0.00	$0.00

	(Unaudited)	(Unaudited)
	Six Months Ended	Six Months Ended
	December 31, 2006	December 31, 2005

Basic:
Class A	$0.00	$0.01
Class B	$0.00	$0.01
Diluted:
Class A	$0.00	$0.01
Class B	$0.00	$0.01

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE	(Unaudited)			(Unaudited)
(INCLUDING DISCONTINUED OPERATIONS	Three Months Ended			Three Months Ended
AND CUMULATIVE EFFECT OF CHANGE IN	December 31, 2006			December 31, 2005
ACCOUNTING PRINCIPLE)
(Amounts in Thousands, Except for per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$ 1,944	$ 4,287	$ 6,231	$ 2,020	$ 3,983	$ 6,003
Undistributed Earnings (Loss)	306	667	973	(619)	(1,150)	(1,769)

Net Income	$ 2,250	$ 4,954	$ 7,204	$ 1,401	$ 2,833	$ 4,234

Average Basic Shares Outstanding	12,144	26,478	38,622	13,352	24,851	38,203

Basic Earnings Per Share	$0.19	$0.19		$0.10	$0.11

Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 1,971	$ 4,342	$ 6,313	$ 2,040	$ 3,985	$ 6,025
Undistributed Earnings (Loss)	283	608	891	(630)	(1,161)	(1,791)

Net Income	$ 2,254	$ 4,950	$ 7,204	$ 1,410	$ 2,824	$ 4,234

Average Diluted Shares Outstanding	12,507	26,872	39,379	13,482	24,861	38,343

Diluted Earnings Per Share	$0.18	$0.18		$0.10	$0.11

EARNINGS (LOSS) PER SHARE	(Unaudited)			(Unaudited)
(INCLUDING DISCONTINUED OPERATIONS	Six Months Ended			Six Months Ended
AND CUMULATIVE EFFECT OF CHANGE IN	December 31, 2006			December 31, 2005
ACCOUNTING PRINCIPLE)
(Amounts in Thousands, Except for per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings (Loss) Per Share:
Dividends Declared	$ 3,930	$ 8,448	$ 12,378	$ 4,178	$ 7,958	$ 12,136
Undistributed Loss	(480)	(1,023)	(1,503)	(5,083)	(9,382)	(14,465)

Net Income (Loss)	$ 3,450	$ 7,425	$ 10,875	$ (905)	$ (1,424)	$ (2,329)

Average Basic Shares Outstanding	12,270	26,185	38,455	13,418	24,766	38,184

Basic Earnings (Loss) Per Share	$0.28	$0.28		($0.07)	($0.06)

Diluted Earnings (Loss) Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 3,980	$ 8,548	$ 12,528	$ 4,214	$ 7,961	$ 12,175
Undistributed Loss	(534)	(1,119)	(1,653)	(5,124)	(9,380)	(14,504)

Net Income (Loss)	$ 3,446	$ 7,429	$ 10,875	$ (910)	$ (1,419)	$ (2,329)

Average Diluted Shares Outstanding	12,604	26,549	39,153	13,534	24,775	38,309

Diluted Earnings (Loss) Per Share	$0.27	$0.28		($0.07)	($0.06)

Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.

For the current year period, none of the 1,172,000 average stock options outstanding were antidilutive, thus all stock options were included in the dilutive calculation. For the prior year period, all 1,909,000 average stock options outstanding were antidilutive and were excluded from the dilutive calculation.